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                                register
                                       .com TM
                           the first step on the web

              Register.com Announces Change in Executive Management

                         Co-Founder, Richard D. Forman,
                  Resigns as President & CEO, Remains Director

       Peter A. Forman, Co-Founder and Director, Appointed President & CEO

New York, NY, June 16, 2003 - Register.com, Inc. (Nasdaq: RCOM), a leading provider of global domain name registration and Internet services, announced today that Richard D. Forman, Co-Founder of Register.com, has resigned from his position as President & CEO, effective immediately. Peter A. Forman, his brother, Co-Founder and Director of Register.com, will assume the President & CEO position. Richard Forman will continue to serve on the Company's Board of Directors.

The Company was originally founded as Forman Interactive Corp., in 1994. For the first four years following the Company's establishment, Peter Forman served as President and Chairman of the Board of Directors. He has continued to serve as a Director since that time. In early 2003, Mr. Forman was appointed as a member of Register.com's Executive Committee, established by the Board to guide the Company through its current restructuring process.

"Peter's operational experience is key to the success of our current restructuring initiatives," said Mitchell I. Quain, Executive Chairman of Register.com. "His leadership in the Executive Committee has been instrumental to the progress we have made thus far in building a foundation for long-term operational efficiencies. We have a leadership position in our industry, a great brand and a high quality customer base. Peter's vision for the Company and his understanding of our customers will help us better exploit the potential of these assets."

Mr. Quain continued, "Richard has done a tremendous job in building the Company; we are fortunate that we will continue to have his guidance as a Director."

"I am pleased to be returning to a day-to-day management role at Register.com," said Peter Forman. "I look forward to improving the Company's operating efficiency and capitalizing on Register.com's potential."

Peter Forman has spent the last 20 years running consumer products manufacturing companies, managing and developing real estate in the New York City area and investing in technology companies. Mr. Forman received his B.S. in Economics from the Wharton School of Business in 1983.

Peter Forman continued, "Richard is a remarkable entrepreneur and is to be credited with much of the Company's success over the last nine years. The Company has grown from a start-up with less than $1 million in annual revenues and fewer than 2000 customers, to an enterprise with over $100 million in annual revenue and more than one million customers."

"I am very proud of all that I have been able to accomplish at Register.com," said Richard Forman. "I want to thank all the Register.com employees who have supported me and contributed to our success. I am confident in Peter's ability to manage the Company through the next stage in its lifecycle."

Richard Forman played a critical role in shaping the history and competitive landscape of the domain name market. Under his leadership, in 1999, Register.com was selected as one of the first of five test-bed registrars in the U.S. Government's efforts to deregulate the industry. He also was responsible for raising the Company's venture capital funding and for taking it public in March 2000. Mr. Forman was a recipient of the Ernst & Young Entrepreneur of the Year Award in 2002.

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About Register.com

Register.com, Inc. (www.register.com) is a leading provider of global domain name registration and Internet services for businesses and consumers that wish to have a unique address and branded identity on the Internet. With over three million domain names under management, Register.com has built a brand based on quality domain name management services for small and medium sized businesses, large corporations, as well as ISPs, telcos and other online businesses.

In October 2002, Register.com was named among Deloitte & Touche's Technology Fast 50 in New York. The company was founded in 1994 and is based in New York.

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Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties that could cause actual results or anticipated events or plans to differ materially from those stated or implied by such forward-looking statements. These potential risks and uncertainties include, among others, uncertainty of future revenue and profitability from existing and acquired businesses, increasing competition across all segments of the domain name registration business, risk associated with the Company's restructuring process, risks associated with high levels of credit card chargebacks and refunds, uncertainties relating to pending litigation, uncertainties caused by the current economic slowdown which is impacting our business and our customers' businesses, uncertainty regarding the introduction and success of new top level domains, including the launch of the ..pro top level domain, customer acceptance of new products and services offered in addition to, or as enhancements of its registration services, uncertainty of regulations related to the domain registration business and the Internet generally, the rate of growth of the Internet and domain name industry, and other factors detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-Q for the quarter ended March 31, 2003, as well as other unforeseeable circumstances. Register.com undertakes no obligation to update any of the forward-looking statements after the date of this press release.


Contact:
Stephanie Marks, Investor Relations
(212) 798-9169
smarks@register.com